Exhibit 10.9

ADMA Biologics, Inc.
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission
Confidential Portions denoted by [***]

FIRST AMENDMENT TO PLASMA PURCHASE AGREEMENT

This First Amendment to the Plasma Purchase Agreement (this “Amendment #1”) by and between Biotest Pharmaceuticals Corporation, a Delaware corporation, having a place of business at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487 (“BPC”) and ADMA Biologics, Inc., a Delaware corporation, having a place of business at 65 Commerce Way, Hackensack, New Jersey 07601 (“ADMA”) is effective as of December 1, 2011 (“Effective Date”),

WHEREAS, BPC and ADMA are Parties to that certain Plasma Purchase Agreement, effective November 17, 2011 (the “Agreement”); and

WHEREAS, BPC and ADMA desire to amend the Agreement in order to memorialize the amendment of certain provisions.

NOW, THEREFORE, in consideration of the respective promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

Amendment:

1.	The Agreement is hereby amended by adding a new section M as follows:

“M.          DISCLOSURES AND PUBLICITY.    Neither ADMA, on the one hand, nor BPC, on the other hand, shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the other Party shall be advised and the Parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and disclosure obligations of the Securities and Exchange Commission (“SEC”) or the rules of any stock exchange or NASDAQ.   Notwithstanding any contrary term contained in the confidentiality provisions of this Agreement, to the extent that either Party determines that it or the other Party is required to file or register this Agreement, a summary thereof, or a notification thereof, and/or descriptions related thereto, to comply with the requirements of an applicable stock exchange, SEC regulation, or any Governmental Authority, including the SEC, or to enable either Party to obtain debt or equity financing, such Party shall use its best efforts to provide the maximum amount of advance written notice of any such required disclosure to the other Party, to the extent practicable, with a minimum advance notice period of three (3) business days.  Prior to making any such filing, registration or notification, the Parties shall consult with respect thereto regarding confidentiality.  The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including such confidential treatment request, and shall execute all documents reasonably required in connection therewith.”

Miscellaneous:

Each party certifies that each of its representations and warranties set forth in this Amendment #1 is true and correct as of the date hereof as though made on the date hereof.

Except as expressly provided herein, all terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect. This Amendment #1 shall govern in the event of any conflict between this Amendment #1 and the Agreement.  It is agreed by the Parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

BPC Initials ______
ADMA Initials ______

This Amendment #1 and the Agreement embody the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

This Amendment #1 may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same single document, and any such counterpart containing an electronically scanned or facsimile signature will have the same effect as original manual signatures.

The Parties agree that they and their employees shall execute all documents and do all other things necessary to carry out the intent to implement the provisions of this Amendment #1.

IN WITNESS WHEREOF, the Parties hereby have caused this Amendment #1 to the Agreement to be executed and the persons signing below warrant that they are duly authorized to sign for and on behalf of their respective Parties.

ADMA Biologics, Inc.		Biotest Pharmaceuticals Corporation

By:	/s/ Adam Grossman	By:	/s/ Jordan Siegel

Name:	Adam Grossman	Name:	Jordan Siegel

Title:	Pres & CEO	Title:	SVP, Finance & CFO

Date:	12-2-2011	Date:	December 2, 2011

ADMA Biologics, Inc.
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission
Confidential Portions denoted by [***]

PLASMA PURCHASE AGREEMENT

THIS PLASMA PURCHASE AGREEMENT (“Agreement”) between Biotest Pharmaceuticals Corporation, a Delaware corporation, having a place of business at 5800 Park of Commerce Boulevard, NW, Boca Raton, Florida 33487 (“BPC”) and ADMA Biologics, Inc., a Delaware corporation, having a place of business at 65 Commerce Way, Hackensack, New Jersey 07601 (“ADMA”) shall be effective as of November 17, 2011 (the “Effective Date”).  BPC and ADMA are each sometimes referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, BPC desires to sell, and ADMA desires to purchase certain quantities of source plasma containing antibodies to Respiratory syncytial virus (“RSV” or “RSV Plasma”) to be used by ADMA in the manufacturing of a Human Immune Globulin (“Product”), solely on the terms and conditions set forth in this Agreement.

PROVISIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, ADMA and BPC agree as follows:

A.           PURCHASE AND SALE OF RSV PLASMA.

1.           TERM OF AGREEMENT.  Unless terminated earlier as provided herein, the term of this Agreement shall be for a period of ten (10) years from the Effective Date (the “Initial Term”).  After the Initial Term, this Agreement may be renewed for two (2) additional five (5) year periods upon the mutual consent of the Parties.  Each Party agrees that it will endeavor, in good faith, to conclude any negotiations relating to such renewals no less than one (1) year before the expiration of this Agreement.

2.           PRICE AND VOLUMES.

a.           From and after the Effective Date of this Agreement, ADMA agrees to purchase, and BPC agrees to sell RSV Plasma, in quantities and prices set forth by way of annual forecasts as further described in this Agreement.

b.           During the term of this Agreement and subject to the terms of this Agreement, ADMA agrees to purchase and BPC agrees to sell to ADMA a minimum of [***] liters of RSV Plasma per Period (“Start Up Minimum Volume”) until the earlier of such time (i) as ADMA receives Biologics License Application (BLA) approval from the United States Food and Drug Administration (“FDA”) or (ii) March 31, 2016.  Upon the earlier of the receipt of said FDA approval or March 31, 2016, and during the term of this Agreement and subject to the terms of this Agreement, ADMA agrees to purchase and BPC agrees to sell to ADMA, a minimum of [***] liters of RSV Plasma per Period (“Annual Minimum Volume”); it being acknowledged that the Annual Minimum Volume shall be in lieu of the Start Up Minimum Volume.  Each period shall commence on April 1st and terminate on March 31st of the following year (the “Period”).  Notwithstanding anything to the contrary contained herein, ADMA shall not be obligated to purchase the Start Up Minimum Volume or the Annual Minimum Volume in the event BPC ceases to provide necessary plasma samples for testing and identifying donors.

During the term of this Agreement and subject to the terms of this Agreement, ADMA agrees to purchase its RSV Plasma exclusively from BPC.  For avoidance of doubt, ADMA may collect RSV Plasma at up to five (5) ADMA owned and operated plasma centers, provided ADMA purchases the minimum quantities and the annual forecasted amount as set forth in this section and Section B (3) respectively.

The Parties mutually agree and understand that identifying sufficient donors with naturally occurring RSV antibody levels vary.  The Parties mutually agree that this naturally occurring variation may, due to no fault of BPC or ADMA, affect total acceptable RSV Plasma volumes.  In the event that BPC cannot fulfill ADMA’s requirements for RSV Plasma, ADMA is permitted to purchase any additional plasma from other sources until such time BPC can meet ADMA’s plasma requirements.

Moreover, the Parties understand that, due to supervening business circumstances and a volatile market, it may be commercially difficult to attain the minimum purchase requirements set forth in this Agreement.  Accordingly, the Parties mutually agree to modify such minimum purchase requirements in an equitable manner should such circumstances arise.

c.           Beginning on the Effective Date of this Agreement through March 31, 2012 pricing for RSV Plasma will be [***] per liter.  For the period April 1, 2012 through March 31, 2013, the price for RSV Plasma will be [***] per liter plus the change in price of [***] as described under this Section 2(d).  This price includes all required screening tests, and NAT for HIV, HBV, HCV, HAV and [***].

d.           Pricing for RSV Plasma for the period after March 31, 2013 will be based on the price previously in effect adjusted in proportion to the percentage increase in the [***] Index, [***], U.S. City Average, All items, Base 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (“[***]”) as of the December 31st of the previous calendar year.

e.           In the event one or more new government regulation, required test, quality procedure or change in the Specifications (hereinafter defined) requested by ADMA (any of the foregoing being a “Required Change”) is required but is not contemplated in this Agreement and results in a material increase to BPC actual costs to procure, store, provide and supply the RSV Plasma, both Parties shall re-negotiate the change in the purchase price in good faith within ninety (90) days of the Required Change, which shall be retroactive to the effective date of the Required Change.

3.           PAYMENT TERMS.  Subject to Section C hereof, all RSV Plasma shall be paid within [***] days from the date of the invoice.  Any late payment made by ADMA shall accrue interest to be paid at the rate of 12% per annum, subject to the maximum allowed by law.  Invoice to be issued upon shipping from the BPC plasma center.  All payments due hereunder to BPC shall be sent to BPC at the times set forth herein by wire transfer to such accounts as BPC may designate to ADMA.

Invoices to ADMA shall be directed to:
ADMA Biologics, Inc.
Attn:  Accounts Payable
65 Commerce Way
Hackensack, NJ  07601

Inquiries and correspondence regarding payment should be directed to:
Adam Grossman
ADMA Biologics, Inc.
Chief Operating Officer
65 Commerce Way
Hackensack, NJ  07601
Fax:  201-478-5553

Wire transfer instructions will be provided to ADMA by BPC under separate notice.

4.           SHIPMENT TERMS.  All shipments will be made FOB BPC plasma center.  BPC will invoice ADMA for the RSV Plasma at time of shipment from the center.  ADMA shall take ownership and bear all risk of loss upon pick up by ADMA’s designated carrier from the plasma center and ADMA shall at its own expense be responsible for freight charges, insurance, handling and forwarding agent’s fees, taxes, storage and all other charges applicable to the RSV Plasma.

The List of all plasma centers covered by this Agreement is attached hereto as Exhibit A and incorporated by reference.

B.           QUALITY AND QUANTITY OF RSV PLASMA.

1.           BPC shall provide ADMA, at no cost to ADMA, plasma samples in amounts and at times mutually agreed upon by ADMA and BPC to enable ADMA to test and identify plasma donors suitable for producing RSV Plasma for ADMA in accordance with the ADMA Specifications, attached hereto as Exhibit B and incorporated by reference.  Based on said testing, ADMA shall identify plasma donors whom ADMA has tested as suitable for producing RSV Plasma in accordance with ADMA Specifications (“Acceptable Donors”).  BPC shall produce RSV Plasma for ADMA based on the number of Acceptable Donors identified by ADMA.  ADMA’s acceptance of the donor shall constitute ADMA’s acceptance of RSV Plasma.  ADMA shall bear the cost of shipping said samples to their designated testing laboratory.

2.           Once ADMA has identified a donor as an Acceptable Donor and notified BPC in writing of such designation, ADMA agrees to purchase all RSV Plasma collected from the Acceptable Donor until it notifies BPC in writing that the donor is no longer an Acceptable Donor or ADMA’s quantity requirements have been met.  The Parties shall discuss ongoing quantity requirements and BPC will make any corresponding order adjustments prospectively, however, ADMA is obligated to purchase all RSV Plasma from Acceptable Donors that BPC has collected.  ADMA may, within [***] prior written notice, terminate Acceptable Donor status for any donor at any time at its sole discretion.  ADMA will not be obligated to purchase RSV Plasma from donors who are not Acceptable Donors or have been dropped as Acceptable Donors following ADMA’s [***] written drop notification.  ADMA will be obligated to purchase any RSV Plasma collected through the drop notification period.  Business days are defined as Monday through Friday 9 am to 5 pm, with weekends and holidays (applicable to each plasma center) specifically excluded.

3.           ADMA shall, at least ninety (90) days prior to the beginning of each calendar year, deliver to BPC a good faith forecast of ADMA’s order for the ensuing year and an estimated shipment timetable for the quantity of the RSV Plasma to be purchased for the ensuing year.  This forecast shall be binding up to [***] of the annual forecasted amount, subject to the annual minimum, as set forth in Section A(2)(b), unless otherwise agreed to in writing by both Parties, except as set forth in Section B 2 above.  At the beginning of each calendar quarter, following the identification of Acceptable Donors, ADMA shall give BPC a firm purchase commitment, based on Acceptable Donors.  If greater quantities are required, BPC shall use commercially reasonable efforts to supply the difference from Acceptable Donors.

4.           BPC shall have no obligation to provide RSV Plasma to ADMA in the event the failure to provide the agreed upon quantity is due to a Force Majeure event pursuant to Section F or the unavailability of Acceptable Donors.

5.           Post donor acceptance, ADMA shall bear the expense of unusable RSV Plasma due to a recall, or the destruction of any RSV Plasma due to post-donation “look back” issues in accordance with FDA regulations and guidance.

C.           LIMITED WARRANTY.

1.    BPC represents and warrants to ADMA that RSV Plasma has been collected and produced in accordance with ADMA Specifications and BPC approved SOP’s.  BPC represents, warrants and agrees that any and all RSV Plasma shall be collected, produced and delivered in accordance with all local, state and national laws, regulations and requirements.  ADMA shall have all rights and remedies available to it under this Agreement and shall not be obligated to buy or pay for any RSV Plasma which does not, in all respects, comply with the ADMA Specifications and applicable law, rules and regulations and as otherwise required by this Agreement, provided ADMA must submit notification of rejection within [***] of receipt of such RSV Plasma.  This warranty shall be further limited by the expiry of the RSV Plasma and shall not apply to any expired RSV Plasma.

EXCEPT AS OTHERWISE SET FORTH HEREIN, BPC MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY

D.           MISCELLANEOUS.

1.           CONFIDENTIALITY.

a.           The Parties agree to maintain the confidentiality of the contents of this Agreement and the dealings between the Parties with the same degree of care as they use to protect their own proprietary, confidential or trade secret information.  The Parties shall not disclose to any third party any confidential information received from the other hereunder without that other Party’s prior written consent and shall use it only for the purpose of this Agreement.  The Parties agree to hold the name and location of any and all testing labs and facilities as well as names of key personnel at the testing labs as confidential information.  Said obligation of secrecy shall not apply to any information which (a) was in the public domain at the time of its disclosure or thereafter becomes part of the public domain by publication or otherwise subsequent to the time of disclosure under this Agreement through no fault of the receiving party; or (b) was known to the receiving party or in its possession prior to or at the time of disclosure as shown by written records; or (c) is independently developed by the receiving party without use of the other Party’s confidential information as shown by written documentation; or (d) is disclosed with the written approval of the disclosing party; or (e) is rightfully furnished to the receiving party by a third party having the authority to disclose such confidential information without restrictions; or (f) is disclosed by law or regulation or in response to a valid order of a court or other governmental body, or is required for registration of a product by competent authorities, but only to the extent of and for the purpose of such law, regulation, order or registration, and only if the receiving party first notifies the disclosing party of the required disclosure and permits the disclosing party, at its expense, to seek an appropriate legal remedy to maintain the information in secret.

b.           The above obligations shall survive the termination of this Agreement and shall continue with respect to donor information without limit of time and in respect of other confidential information for a period of five (5) years.

2.           RELATIONSHIP OF THE PARTIES.  The relationship between ADMA and BPC during the term of this Agreement, including extensions and renewals, is strictly that of buyer and seller.  Neither Party is, in any way, the legal representative, agent, joint venture nor partner of the other for any purpose whatsoever nor neither has any control or authority whatsoever to bind the other Party or any other person with respect to the other Party.

3.           INDEMNIFICATION.  BPC and ADMA hereby indemnify and agree to hold harmless each other and their respective affiliates, agents, employees, officers and directors, from and against any and all third party claims, losses, liabilities, damages, reasonable attorneys’ fees, costs and expenses (hereinafter “Claims”) which may be sustained by and/or claimed against the other Party by virtue of their negligent acts, negligent omissions or the negligent handling or furnishing of materials or performance of services rendered by the other Party, the willful misconduct by the other Party or its officers, employees or agents or any representation, warranty or agreement contained in this Agreement being breached, untrue or materially misleading, by omission or otherwise.  Said indemnification will be capped at the dollar value of RSV Plasma purchased in the year in which the relevant Claim arises.  The indemnifying party’s liability shalt be reduced to the extent any such Claims arise as a result of the indemnified party’s own conduct or negligence.  To the extent RSV Plasma is being used to manufacture Product to be used in research, ADMA specifically shall indemnify and hold harmless BPC, its affiliates, directors, officers, agents and employees, from any and all liability, loss or damage including reasonable attorneys’ fees they may suffer as the result of claims, demands, costs or judgments against them caused or contributed to by the Product or any procedure required by the research protocol.

4.           LIMITATION OF LIABILITY.  IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY LOSS OF INCOME, PROFIT, INTEREST OR SAVINGS BY THE OTHER PARTY OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY, ARISING FROM OR RELATED TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE SALE OR USE OF ANY RSV PLASMA, REGARDLESS OF THE FORM OF ACTION, AND WHETHER IN CONTRACT, INDEMNITY, WARRANTY OR TORT INCLUDING WITHOUT LIMITATION STRICT LIABILITY AND NEGLIGENCE OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.  THIS LIMITATION WILL NOT APPLY TO ANY LIABILITY FOR DAMAGES THAT MAY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY.

The Party from whom indemnity is sought under Section 4 shall be entitled at its option to defend or control the defense and/or settlement of any such claim.

Each Party shall notify the other of any claim or potential claim or liability as soon as it becomes aware that such claim, potential claim or liability has arisen and shall provide to the other, all-reasonable assistance in respect thereof.

5.           INSURANCE.  ADMA and BPC shall each be required to maintain general and product liability insurance in an amount of [***].  Before commencing any work hereunder, the Parties shall furnish certificates evidencing the insurance required by this Section.  The Parties shall give each other thirty (30) days advance written notice in the event the insurance required by this Section is materially modified, or cancelled or otherwise terminated for any reason.

D.           TERMINATION.

1.           In addition to any other remedy it may have, either Party shall have the right to terminate this Agreement if the other Party fails to remedy and make good any material default in the performance of any material condition or obligation under this Agreement within sixty (60) days of written notice thereof.

2.           Upon giving the appropriate written notice, either Party may terminate this Agreement upon the occurrence of the following event:  a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against the other Party, and is not dismissed or stayed within sixty (60) days, or a receiver or trustee is appointed for all or a substantial portion of the assets of the other Party, or the other Party makes an assignment for the benefit of its creditors or becomes insolvent.

3.           ADMA may terminate this Agreement upon thirty (30) days written notice if the clinical development of the Product is halted or terminated, whether by the FDA, a Data Safety Monitoring Board, or any other regulatory authority

4.           Upon termination of this Agreement, ADMA must pay for any RSV Plasma already delivered to ADMA and for any RSV Plasma collected under the terms of this Agreement.

5.           Notwithstanding anything to the contrary set forth herein, the Parties’ obligations under this Agreement in Sections B, E, and I shall survive the termination of this Agreement to the extent necessary to give effect to their reasonable intentions.

E.           FORCE MAJEURE.

1.           Neither Party shall be liable for non-performance caused by strikes, fires, explosions, Acts of God, riots, civil or international war, acts of terrorism, an unexpected downturn in the acceptable donor population adversely affecting the industry as a whole, inability to obtain RSV Plasma because of Force Majeure at the producing location, or any other similar or dissimilar cause beyond the reasonable control of either Party which renders the performance of a Party’s obligations so difficult or costly as to make such performance commercially unreasonable.  The affected Party shall immediately inform the other of such occurrences and the termination thereof.

2.           Upon giving notice to the other Party, a Party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.  Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences.  The Party claiming Force Majeure shall promptly notify the other Party of the termination of such event.

3.           Should the period of Force Majeure continue for more than ninety (90) days, then the Party not suffering the Force Majeure event may terminate this Agreement upon giving written notice to the other Party.

F.           REMEDIES EXCLUSIVE.

1.           The rights and remedies available to ADMA and BPC under this Agreement among the Parties are exclusive.

2.           BPC agrees that all donor information supplied by ADMA and [antibody test results] supplied by ADMA are the property of ADMA and that BPC has no right to share this information with any other Party or use the information for its own commercial use, but may use the information to comply with regulatory requirements and for its own record keeping requirements.  This information shall he considered confidential.

G.           ASSIGNMENT.

Neither Party shall assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Party, except as hereinafter provided.  Any such consent shall not be unreasonably withheld.  With notice to the other Party, either Party without the other Party’s consent may assign this Agreement to (i) its affiliate, or (ii) a successor to all or substantially all of the assets relating to the business of that Party which is involved in the fulfillment of its obligations under this Agreement, which shall expressly assume in writing the performance of all of the terms and conditions of this Agreement then to be performed by such successor as if it were named herein as a Party.

H.           NOTICES.  All notices, demands, requests, consents or approvals required under this Agreement must be in writing and delivered personally to the Party or sent by overnight courier service or facsimile, addressed to such Party as set forth below (or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Party hereto);

To BPC:	Ileana Carlisle Vice President, Plasma Operations Biotest Pharmaceuticals Corporation 5800 Park of Commerce Blvd. NW Boca Raton, FL 33487 Fax: 561-989-5889

With a copy to:
Legal Department
Biotest Pharmaceuticals Corporation
5800 Park of Commerce Blvd. NW
Boca Raton, FL  33487
Fax: 561-989-5517

To ADMA:	Adam Grossman
Chief Operating Officer
ADMA Biologics, Inc.
65 Commerce Way
Hackensack, NJ 07601 Fax: 201-488-3968

With copy to:
General Counsel
ADMA Biologics, Inc.
65 Commerce Way
Hackensack, NJ  07601

All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (a) if by hand, at the time of the delivery thereof to the receiving party at the address of such Party set forth above, (b) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (d) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

I.           INTEGRATION; EFFECT OF AMENDMENT.

This Agreement, including all attachments, schedules or other agreements specifically incorporated by reference, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede any and all other prior written or oral agreements, understandings, negotiations or discussions among the Parties with respect to the subject matter of this Agreement.  This Agreement may not be modified or amended in any respect except by an instrument in writing signed by both of the Parties.

J.           CHOICE OF LAW.  This Agreement shall be governed by, and construed under laws of the State of Delaware, without regard to its conflict of laws principles.

K.           REPRESENTATIONS AND WARRANTIES.  Each party hereto hereby represents and warrants to the other as follows:  (i) each party hereto has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement and the consummation by such party of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such party, (iii) this Agreement has been duly and validly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms and (iv) the execution and delivery of this Agreement and the consummation by such party of the transactions contemplated hereby does not and will not (a) require the consent of or registration with, any court, federal state, local or foreign governmental or regulatory body, or (b) constitute a default (with or without notice or lapse of time, or both) under or conflict with any contract, agreement or order to which such party is a party or by which such party or any of its properties or assets is subject or bound.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first written above.

ADMA Biologics, Inc.		Biotest Pharmaceuticals Corporation

By:	/s/ Adam Grossman	By:	/s/ Jordan Siegel

Name:	Adam Grossman	Name:	Jordan Siegel

Title:	Pres & CEO	Title:	SVP, Finance & CFO

Date:	11/29/2011	Date:	11-29-2011

EXHIBIT A

Biotest Plasma Center
2320 Cleveland
Ft. Myers, FL 33901

Biotest Plasma Center
1112 North Main Street
Gainesville, FL 32601

Biotest Plasma Center
2301 N. University Dr., # 103
Pembroke, FL 33024

Biotest Plasma Center
2704 Peach Orchard Road
Augusta, GA 30906

Biotest Plasma Center
408 South Gilbert
Iowa City, IA 52240

Biotest Plasma Center
300 S. 17th St.
Lincoln, NE 68508

Biotest Plasma Center
2860 Cerrillos Road
Santa Fe, NM 87507

Biotest Plasma Center
233-C Western Blvd.
Jacksonville, NC 28546

Biotest Plasma Center
444 Martin Luther King Blvd.
Youngstown, OH 44502

Biotest Plasma Center
409 Adams Avenue
Scranton, PA 18510

Biotest Plasma Center
711 Broadway St.
San Antonio, TX 78215

Biotest Plasma Center
233 West Hancock Avenue
Athens, Georgia 3069
* Upon FDA licensure